UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2009

MB FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

The following information is filed under Items 1.01 and 2.01 of Form 8-K:

On September 11, 2009, MB Financial Bank, N.A. (“MB Financial Bank”), a wholly owned subsidiary of MB Financial, Inc. (the “Company” or, together with its consolidated subsidiaries, “we,” “us” or “our”), entered into a purchase and assumption agreement with the Federal Deposit Insurance Corporation (the “FDIC”) to assume the deposits and acquire certain assets of Corus Bank, N.A. (“Corus Bank”), which was closed and put into FDIC receivership that same day. A copy of the purchase and assumption agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Except where noted otherwise, the financial data relating to Corus Bank set forth below are estimated amounts as of September 11, 2009 based on trial balance information as of August 31, 2009 maintained by Corus Bank and provided to us by the FDIC prior to the consummation of the transaction. Final information regarding the assets acquired and liabilities assumed is not expected to be provided to us by the FDIC until after the date of this report, and the final amounts could differ materially from the estimated amounts.

The table below summarizes the estimated fair values of the assets acquired and liabilities assumed in the Corus Bank transaction, as of the closing date of the transaction, which was September 11, 2009, based on information received from the FDIC.

Estimate of Assets Acquired and Liabilities Assumed

(Dollar Amounts in Thousands)

Estimated amount as of September 11, 2009
ASSETS
Cash and due from banks	$4,648,299
Interest bearing deposits with banks	17,490
Total cash and cash equivalents	$4,665,789

Securities available for sale, at fair value	1,879,695
Loans	47,395
Other assets	45,271
Total assets	$6,638,150
LIABILITIES
Deposits:
Noninterest bearing	$340,993
Interest bearing	6,297,157
Total deposits	$6,638,150
Total liabilities	$6,638,150
Net assets acquired	$—

Corus Bank had 11 bank office locations in Illinois, all of which are now banking offices of MB Financial Bank. Together with our already existing 74 retail banking center locations and the three branch offices we acquired in connection with our assumption of the deposits and acquisition of the assets of InBank, an FDIC-assisted transaction we completed on September 4, 2009, we currently have 88 banking locations. As discussed below, the Corus Bank office locations are currently being leased by MB Financial Bank from the FDIC on a month-to-month basis, and MB Financial Bank has a 90-day option to purchase or assume the lease for each of these offices. We assumed the estimated $6.6 billion of deposits of Corus Bank at a premium of approximately $13 million. We also acquired cash and cash equivalents totaling approximately $4.7 billion and highly liquid investment securities of Corus Bank with an aggregate estimated fair value of approximately $1.9 billion. In addition, we acquired loans—consisting primarily of consumer and small business loans—of Corus Bank with an estimated fair value of approximately $47.4 million, as well as other assets of Corus Bank consisting primarily of real estate to be acquired at our option and a core deposit intangible with a total estimated fair value of approximately $45.3 million.

Approximately $3.2 billion of the assumed deposits of Corus Bank are time deposits that we view as “out of market.” We define out of market deposits as deposits held by customers residing in zip codes outside of our branch footprint. A majority of the out of market time deposits of Corus Bank are at rates higher than those we currently offer to our customers. Under the purchase and assumption agreement with the FDIC, interest-bearing time deposits may be redeemed by MB Financial Bank after the transaction closes and we may reduce interest rates on the remaining assumed deposits. We plan to immediately redeem all of the approximately $3.2 billion of out of market time deposits and, as a result, plan for these deposit balances to be completely eliminated within several days after the transaction has closed. We also plan to immediately reduce the interest rates on all assumed out of market money market accounts, which we estimate total approximately $740 million, and expect the aggregate balance of these accounts to decrease substantially in a relatively short amount of time due to the interest-sensitive nature of these customers. The redemption of the out of market time deposits and planned run-off of out of market money market accounts will be funded in part by cash and in part by liquid securities acquired in the Corus Bank transaction that we plan to sell shortly after the closing of the transaction. Through these actions, we plan to reduce the aggregate balance of assumed Corus Bank deposits from approximately $6.6 billion to approximately $3.1 billion within a few weeks after the closing of the transaction, and to ultimately reduce the balance to approximately $1.5 billion - $2.0 billion.

MB Financial Bank did not acquire the real estate, banking facilities, furniture or equipment of Corus Bank. However, under the purchase and assumption agreement with the FDIC, MB Financial Bank has the option to purchase or assume the lease for the real estate and furniture and equipment from the FDIC. The term of this option is for 90 days after the closing of Corus Bank, unless extended by the FDIC. Acquisition costs of the real estate and furniture and equipment would be based on current appraisals and determined at a later date. The historical cost of such real estate, furniture and equipment is estimated at approximately $32 million. Currently, all Corus Bank banking facilities and equipment are leased by MB Financial Bank from the FDIC on a month-to-month basis. MB Financial Bank currently intends to acquire a majority of Corus Bank banking center buildings available for purchase or lease from the FDIC.

We believe that continuity of operations is substantially lacking prior to and after the transaction because we are only effectively acquiring bank branches that correspond to the assumption of the related deposit liabilities; we plan to reduce a substantial portion of total deposits assumed within a very short period after the acquisition; we are acquiring minimal income-producing assets of Corus Bank; and we are not retaining the senior management responsible for the historical investment and lending activities of Corus Bank. In addition, a substantial majority of the cash and cash equivalents acquired in this transaction originated from the FDIC rather than Corus Bank.

Additional detail regarding the estimated amounts of the assets acquired and deposits assumed in the Corus Bank transaction as of the transaction closing date is provided below.

Securities available for sale

The following table presents the estimated fair value of securities available for sale and the weighted average of their estimated contractual yields as of September 11, 2009 (dollar amounts in thousands):

	Fair value	Weighted average yield
FDIC-guaranteed securities	$1,629,854	0.43%
Issued or guaranteed by government- sponsored agencies	249,841	0.60%
Total	$1,879,695	0.45%

The following table presents certain estimated information regarding the contractual maturities of securities available for sale acquired as of September 11, 2009 (dollar amounts in thousands):

	Amortized cost	Fair value
Due in one year or less	$100,000	$100,000
Due after one year through five years	1,779,695	1,779,695
Due after five years through ten years	—	—
Due after ten years	—	—
Total	$1,879,695	$1,879,695

As noted above, we plan to sell all of the securities acquired in the Corus Bank transaction within several days after the closing of the transaction. We acquired all of these securities at fair market value.

Deposits

The following table presents by deposit category the estimated amounts of deposits assumed and the estimated weighted average of contractual rates (dollar amounts in thousands):

	Amount(1)	Contractual interest rate(2)
Non-interest bearing deposits	$340,993	N/A
NOW and money market accounts	1,591,319	1.35%
Savings deposits	98,010	0.50%
Certificates of deposit	4,607,828	3.58%
Contractual balance of deposits acquired	$6,638,150	2.49%

(1)	Based on Corus Bank data as of August 31, 2009.

(2)	Based on Corus Bank data as of July 10, 2009.

The following table presents estimated information about the maturities of certificates of deposit assumed with balances of $100,000 or more (dollar amounts in thousands). Other than the certificates of deposit reflected in the table below, based on available data, we do not believe that any other time deposits with balances of $100,000 or more as of September 11, 2009 were assumed in the transaction.

Amount(1)
Certificates of deposit $100,000 and over:
Maturing within three months	$741,453
After three but within six months	882,976
After six but within twelve months	518,204
After twelve months	9,197
Total certificates of deposit $100,000 and over	$2,151,830

(1)	Based on Corus Bank data as of July 10, 2009.

As noted above, we plan to reduce the aggregate balance of assumed Corus Bank deposits from approximately $6.6 billion to approximately $3.1 billion within a few weeks after the closing of the transaction, and to ultimately reduce the balance to approximately $1.5 billion—$2.0 billion. A substantial portion of the deposits reflected in the table above are expected to be reduced accordingly.

The deposits assumed in the Corus Bank transaction include an estimated $2.1 billion of what we view as “local” deposits, which we define as deposits held by customers residing in zip codes within a close proximity of Corus Bank’s branch offices. Of these estimated $2.1 billion of local deposits, approximately $1.0 billion consist of demand deposit, negotiable order of withdrawal (NOW), money market and savings accounts, with an estimated weighted average age of 8.5 years and an estimated weighted average interest rate of 0.97%, and approximately $1.1 billion consist of certificates of deposit, with an estimated weighted average rate of 3.49%, which we plan to immediately re-price to current market rates as permitted under the purchase and assumption agreement with the FDIC. We assumed in the Corus Bank transaction an additional estimated $600 million of other high cost deposits which we plan to run off over time.

Unaudited combined balance sheet

Set forth below is an unaudited, selected combined balance sheet giving effect to the Corus Bank transaction. This information is based in part on, and should be read together with, our consolidated financial statements and other financial information set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009. Information included for assets acquired and liabilities assumed in the Corus Bank transaction are estimated as of the closing date of the transaction, which was September 11, 2009, and based on trial balance information as of August 31, 2009, maintained by Corus Bank and provided to us by the FDIC prior to the closing of the transaction.

The unaudited, selected combined balance sheet presented below was prepared by making the following adjustments to MB Financial’s selected balance sheet data as of June 30, 2009:

•                  the assets acquired (and, in the case of approximately $32 million of real estate assets, intended to be acquired) in the Corus Bank transaction, shown at their estimated values as of September 11, 2009, were added to the corresponding line items for MB Financial, except for approximately $3.5 billion of cash and securities acquired in the transaction, which we plan to use to immediately redeem approximately $3.2 billion of Corus Bank’s out of market time deposits and approximately $300 million of other Corus Bank deposits which we expect will be withdrawn as a result of reducing the interest payable on such deposits;

•                  the deposits assumed in the Corus Bank transaction, shown at their estimated balances as of September 11, 2009, were added to the corresponding line item for MB Financial, except for approximately $3.5 billion of deposits, which represent the approximately $3.2 billion of Corus Bank’s out of market time deposits and approximately $300 million of other Corus Bank deposits which we expect will be withdrawn as a result of reducing the interest payable on such deposits; and

•                  estimated net proceeds of $190.9 million that we received from the common stock offering we completed on September 17, 2009 (in which we issued a total of 12,578,125 shares at a public offering price of $16.00 per share (including full exercise of the underwriters’ option to purchase 1,640,625 additional shares to cover over-allotments)), after deducting underwriting commissions of $10.1 million and expenses estimated at $250,000, were added to total stockholders’ equity and shown as reducing borrowings.

No other adjustments have been made to show the impact of any other changes to MB Financial’s balance sheet data since June 30, 2009, including but not limited to the impact of MB Financial Bank’s assumption of the deposits and acquisition of the assets of InBank.

UNAUDITED COMBINED BALANCE SHEET

As of June 30, 2009

(Dollar amounts in thousands)

	MB Financial as of June 30, 2009	Corus Bank (after initial deposit reduction) as of September 11, 2009(1)		Combined (after initial deposit reduction)(4)
Assets
Cash and investment securities	$1,068,430	$2,977,798		$4,046,228
Net loans(5)	6,305,894	47,395		6,353,289
Other assets	1,027,741	45,271	(2)	1,073,012
Total assets	$8,402,065	$3,070,464		$11,472,529

Liabilities and stockholders’ equity
Liabilities
Deposits	$6,233,525	$3,062,292		$9,295,817
Borrowings	1,010,706	(190,938	)(3)	819,768
Other liabilities	108,451	8,172		116,623
Total liabilities	7,352,682	2,879,526		10,232,208
Total stockholders’ equity	1,049,383	190,938		1,240,321
Total liabilities and stockholders’ equity	$8,402,065	$3,070,464		$11,472,529
Tangible common equity to tangible assets	5.65%			5.74%
Tangible common equity to risk- weighted assets	6.79%			8.56%
Tier 1 capital to average assets	9.55%			11.29%
Total capital to risk-weighted assets	13.89%			15.05%
Loans to deposits(5)	104.01%			70.25%

(1)

Reflects Corus Bank assets acquired and liabilities assumed, less $3.5 billion of cash and securities, $3.2 billion of out of market deposits which we plan to immediately redeem, and $300 million of other deposits we expect will be withdrawn as a result of reducing interest payable on such deposits.

(2)

Other assets includes an estimated $32 million of real estate which we intend to acquire under the terms of a 90-day option granted in the purchase and assumption agreement with the FDIC and $13 million of core deposit intangibles created from the Corus Bank transaction.

(3)

Reflects the estimated net proceeds of $190.9 million that we received from the common stock offering we completed on September 17, 2009 (in which we issued a total of 12,578,125 shares at a public offering price of $16.00 per share (including full exercise of the underwriters’ option to purchase 1,640,625 additional shares to cover over-allotments)), after deducting underwriting commissions of $10.1 million and expenses estimated at $250,000, and assumes such proceeds will be applied to reduce borrowings.

(4)

Reflects mathematical addition of MB Financial assets and liabilities as of June 30, 2009 to Corus Bank assets acquired and liabilities assumed as of September 11, 2009, less $3.5 billion of cash and securities, $3.2 billion of out of market deposits which we plan to immediately redeem, and $300 million of other deposits we expect will be withdrawn as a result of reducing interest payable on such deposits, and adding estimated net proceeds of the common stock offering we completed on September 17, 2009 of $190.9 million, after deducting underwriting commissions of $10.1 million and expenses estimated at $250,000, and assuming such proceeds will be applied to reduce borrowings.

(5)

MB Financial net loans include covered assets (loans and real estate owned) MB Financial Bank acquired during the first quarter of 2009 in an FDIC-assisted transaction with Heritage Community Bank and that are subject to a loss-sharing agreement with the FDIC.

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other reports filed with or furnished to the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected cost savings, synergies and other benefits from our merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the possibility that the expected benefits of the Corus Bank and InBank transactions will not be realized, whether because of the possibility that the planned run-off of deposits and balance sheet shrinkage following the Corus Bank transaction might not occur under the time frames we anticipate or at all, or due to other factors; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans we originate and loans we acquire from other financial institutions; (4) results of examinations by the Office of Comptroller of Currency and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation; (15) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities and other governmental initiatives affecting the financial services industry; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01. Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

Because we believe that continuity of Corus Bank’s operations is substantially lacking prior to and after the transaction for the reasons stated in Items 1.01 and 2.01, no additional financial information regarding Corus Bank is being provided under this Item 9.01.

(b)                                 Pro Forma Financial Information.

Because we believe that continuity of Corus Bank’s operations is substantially lacking prior to and after the transaction for the reasons stated in Items 1.01 and 2.01, no additional financial information regarding Corus Bank is being provided under this Item 9.01.

(d)                                 Exhibits.

2.1                                 Purchase and Assumption Agreement dated September 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	September 17, 2009	By:	/s/ Jill E. York
Jill E. York
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated September 11, 2009